                                                                                                                                                                                                                                                                                         Exhibit 10.40

 SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this "Agreement"), effective as of April 19, 2010 (the "Effective Date"), by and between HSW INTERNATIONAL, Inc., with its principal place of business at 3280 Peachtree Road, Suite 600, Atlanta, GA 30305 ("HSWI"), and DISCOVERYCOMMUNICATIONS, LLC, with its principal place of business at One Discovery Place, Silver Spring, MD 20910 (hereinafter "Discovery").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties mutually agree to enter into a Services Agreement as follows:

       1.           Services. HSWI will provide the consulting services ("Services") to Discovery as described on that Statement of Work attached hereto, and any additional Statements of Work as may be entered into between the parties, in accordance with the specifications and timetable therein. To be effective, any such additional Statements of Work shall specifically identify this Agreement, reference that they are intended to be a Statement of Work thereunder, and be signed in writing by the parties hereto. Any modifications of (which may be referred to as a "change order") or amendments to an effective Statement of Work shall be in a writing signed by the parties hereto, and shall specificallyreference the Statement of Work intended to be modified.

       2.           Term of Agreement. The term of this Agreement (the "Term") shall commence on the Effective Date, and, unless otherwise terminated as provided herein, shall continue for twelve (12) months or until the expiration of the last Statement of Work, whichever is longer.

       3.           Fees, Expenses and Payment. In consideration for the Services:

(a)           Discovery shall pay HSWI the fee ("Fee") set forth on each Statement of Work, in accordance with the terms therein.
(b)           Discovery shall not be liable to HSWI for any expenses paid or incurred by HSWI unless otherwise agreed to and approved by Discovery (the "Expenses").  Any expenses identified in an effective Statement of Work shall be considered agreed to and approved by Discovery.
(c)           HSWI will invoice Discovery for Expenses, which shall be due and payable within thirty (30) days of receipt of an invoice from HSWI. HSWI will include supporting documentation for Expenses as requested by Discovery.
(d)           Payroll taxes, including federal, state and local taxes, shall not be withheld or paid by Discovery on behalf of HSWI. HSWI shall not be treated as an employee for federal or state tax purposes with respect to the services performed under this agreement. HSWI shall be responsible to pay all taxes as mandated by law. HSWI is and shall be treated as an independent contractor, and nothing herein shall be deemed to cause this Agreement to create an agency, partnership, or joint venture between the Parties. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Discovery and either HSWI or any employee, contractor or agent of HSWI. As an independent contractor, HSWI shall be solely liable for tax consequences of this Agreement and the payments hereunder.

       4.           Performance.  Discovery acknowledges that HSWI may use contractors or subcontractors in its discretion in connection with the Services. Unless otherwise specified herein or in an applicable SOW, all such contractors and subcontractors shall be paid directly by HSWI and Discovery shall have no liability or responsibility to any such contractors or subcontractors. HSWI will be fully liable to Discovery for the acts and omissions of its contractors and subcontractors. To the extent such contractors or subcontractors carry insurance as detailed in Section 13 of this Agreement, HSWI shall ensure that such contractors and subcontractors name Discovery, its parents, subsidiaries, affiliates, directors, officers and employees as additional insureds on such policies (excluding Workers' Compensation policies) and shall ensure that such contractors and subcontractors provide certificates of insurance to Discovery evidencing compliance with the insurance requirements in Section 13.

5.           Notices. All notices required by either Party under this Agreement shall be in writing, and shall be deemed to have been given on the date such noticed is presented personally, or transmitted by facsimile (receipt confirmed), two (2) business days after delivery by a nationally recognized courier service, or three (3) days after mailed registered or certified, return receipt requested, to the other Party at the following address, or such other address as a Party may designate by notice to the other Party:

If to Discovery:	Discovery Communications, LLC Attn: General Counsel One Discovery Place Silver Spring, MD 20910
If to HSWI:	HSW International, Inc. Attn: General Counsel 3280 Peachtree Road, Suite 600 Atlanta, GA 30305

6.           Ownership of Materials.

(a)           HSWI covenants and agrees that all of HSWI's Work Product (as defined below) for Discovery, and all of the ideas and other intellectual property contained therein, shall be the sole and exclusive property of Discovery, and Discovery shall maintain all worldwide right, title and interest therein. HSWI agrees to execute any applications, agreements and instruments (including any assignment agreements and instruments) and to do all other things reasonably requested by Discovery, at Discovery's expense in order to vest more fully in Discovery all worldwide ownership rights in such Work Product, including, without limitation, United States and foreign patent or other proprietary rights and copyrights. For purposes hereof, "Work Product" shall mean all deliverables written, created, designed or developed by HSWI in the performance of the Services that are delivered to Discovery pursuant to a Statement of Work.
(b)           Notwithstanding the foregoing, the definition of "Work Product" shall not include any deliverables that: (i) Discovery already has license or title to pursuant to separate agreement (including deliverables licensed to Discovery by Sharecare, Inc).; (ii) constitute methodologies, tools, or platform technologies that HSWI uses for multiple products; or, (iii) HSWI does not hold title to, such as third party provided works; provided HSWI shall procure for Discovery the right to use such third party provided works as contemplated herein. Materials described in clauses (i), (ii) and (iii) are hereinafter referred to individually and collectively as "Preexisting Materials"; materials described in clauses (ii) and (iii) are hereinafter referred to individually and collectively as the "HSWI Preexisting Materials"). Unless otherwise expressly enumerated in a Statement of Work, to the extent that any Work Product incorporates any HSWI Preexisting Materials, HSWI hereby grants to Discovery a perpetual, nontransferable, non-exclusive, world-wide and royalty-free license to use, copy, modify and prepare derivative works of such HSWI Preexisting Materials to the extent provided in the applicable Statement of Work solely for purposes of enabling continued use of such Work Product by Discovery.
(c)           If anyone or more of the Work Product are protectable by copyright and are deemed in anyway to fall within the definition of "work made for hire," as such term is defined in 17 U.S.C. § 101, such work shall be considered a "work made for hire," the copyright of which shall be owned solely, completely and exclusively by Discovery. If anyone or more of the aforementioned items are protectible by copyright and are not considered to be included in the categories of works covered by the "work made for hire" definition contained in 17
U.S.C. § 101, such items shall be deemed to be assigned and transferred by HSWI completely and exclusively to Discovery by virtue of the execution of this Agreement.
(d)           HSWI hereby waives any and all claims that HSWI may have in any jurisdiction to "moral rights" or rights of "droit moral" with respect to the Work Product and acknowledges, confirms and agrees that Discovery, without the necessity of any further consideration or action on the part of Discovery or HSWI, shall have the right to make (or have others on Discovery's behalf make) enhancements and derivative works of the same and that Discovery or its designee shall own all worldwide right, title and interest in and to all such enhancements and derivative works.

7.           Content License. To the extent that Discovery provides any content or trademarks to HSWI for use in connection with the Services (for example, providing content to HSWI to incorporate into a website that HSWI is building for Discovery), Discovery grants to HSWI, for the Term of this Agreement, a non-exclusive, royalty-free, non-assignable, non-transferable right and license to use and copy such content and trademarks provided by Discovery to HSWI (collectively, the "Discovery Content") in the exact form provided by Discovery, solely as provided for in the applicable Statement of Work. Except and to the extent otherwise expressly provided in a SOW, no Discovery Content may be modified in any way without the express prior written consent of Discovery in each instance. HSWI shall make no other use of the Discovery Content without the express prior written consent of Discovery in each instance. All uses of Discovery's trademarks as authorized hereunder will be in compliance with Discovery's written trademark guidelines provided by it to HSWI, as the same may be modified from time to time. HSWI agrees that it will not in any way suggest or imply by the use of Discovery's trademarks that any of its products or services are affiliated with, endorsed or sponsored by or created in association with the other party except to the extent of the relationship established under this Agreement or as otherwise authorized under law. HSWI acknowledges that Discovery owns all right, title and interest in and to the Discovery Content (including any goodwill associated therewith) and retains all rights with respect thereto.

8. Acceptance. All Services shall be subject to acceptance by Discovery in accordance with this Section. Acceptance of any such Services or component thereof shall be determined by whether the Services and/or Work Product, as applicable, meet the specifications defined in the applicable Statement of Work. Discovery shall promptly notify HSWI in writing if any Services or component thereof does not meet the acceptance criteria applicable thereto, and HSWI shall use commercially reasonable efforts to remedy the deficient and/or nonconforming Services and resubmit the same to Discovery: The parties agree to cooperate with one another in good faith in connection with this process, and Discovery agrees that it will not unreasonably withhold or delay acceptance of any conforming Services.

9.           Limitation of Liability.

(a)           Force Majeure. Neither party will be liable for any failure to perform any obligation (other than payment obligation) hereunder, or from any delay in the performance thereof, due to causes beyond its control, including industrial disputes of whatever nature, acts of God, public enemy, acts of government, failure of telecommunications, fire or other casualty. Discovery shall have the right, but not the obligation, to terminate this Agreement without any further obligation to HSWI in the event of a force majeure which lasts for a period of ten (10) consecutive days or fifteen (15) days in aggregate during any six-month period.
        (b)           DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHER WARRANTIES OR REPRESENTATIONS, WHETHER STATUTORY, EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL OR IN WRITING. EACH PARTY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY WARRANTY OR REPRESENTATION MADE BY THE OTHER EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.
(c)           Special Damages. Under no circumstances will either party, its affiliates, or their respective officers, directors, employees, and contractors be liable to the other party for any indirect, incidental, special or consequential damages in connection with this Agreement or its performance hereunder, including lost profits regardless of whether such damages could have been foreseen or prevented by the party. The foregoing shall not be deemed or construed to limit HSWI's obligation to indemnify Discovery as set forth in Section 13.
(d)           Damages Cap. The liability of either party to the other party hereto arising out of or resulting from performance or non-performance under this Agreement shall be limited to the amount of Fees paid or payable by Discovery, with respect to the applicable Statement of Work. The foregoing shall not be deemed or construed to limit HSWI's obligation to indemnify Discovery as set forth in Section 13.

10.           Representations.

(a)           HSWI represents and warrants to Discovery that: (i) it holds all necessary rights to provide the Services and to grant ownership or license, as applicable, of the Work Product and the HSWI Preexisting Materials to Discovery as contemplated hereby; and (ii) the Services and Work Product and HSWI Preexisting Materials, and the use, reproduction, distribution, broadcast, display and transmission thereof as contemplated hereby, will not (A) violate any federal, state or local laws, rules, or regulations (including, without limitation, any false advertising, unfair competition or anti-discrimination laws or regulations), or any industry codes or rules, or (B) violate, infringe or misappropriate any rights of any third parties (including, but not limited to, any copyright, patent, trademark, privacy, publicity, anti-defamation, trade secret or other proprietary, property or personal right).
(b)           Discovery represents and warrants to HSWI that the Discovery Content, and the use, reproduction, distribution, broadcast, display and transmission thereof as contemplated hereby, will not (A) violate any federal, state or local laws, rules, or regulations (including, without limitation, any false advertising, unfair competition or anti-discrimination laws or regulations), or any industry codes or rules, or (B) violate, infringe or misappropriate any rights of any third parties (including, but not limited to, any copyright, patent, trademark, privacy, publicity, anti-defamation, trade secret or other proprietary, property or personal right. Discovery shall be solely responsible for securing any and all further clearances, permissions, approvals, authorizations, rights and licenses necessary for the publication of any elements contained in the Discovery Content.

11.           Confidentiality; Compliance with Insider Trading Policy: HSWI and Discovery agree that the terms of the Confidentiality agreement made by and between them and dated are incorporated by reference herein.

12.           Indemnity and Insurance:

(a)           HSWI shall fully defend, indemnify and hold harmless Discovery, its parents, subsidiaries, affiliates and each of their officers, directors, agents and employees (collectively, "Indemnified Parties") against any and all claims, actions, losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees and expenses) arising out of the acts or omissions of HSWI, its employees, contractors, subcontractors or agents or breach or alleged breach of any warranty, representation or other provision of this Agreement by HSWI.
(b)           Discovery shall fully defend, indemnify and hold harmless HSWI, its parents, subsidiaries and affiliates and each of their officers, directors, agents and employees against any and all claims, actions, losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees and expenses) arising out of the breach or alleged breach of any warranty, representation or other provision of this Agreement by Discovery.
(c)           HSWI shall at all times comply with all applicable workers compensation, occupational disease, and occupational health and safety laws, statutes, and regulations to the full extent applicable. HSWI shall purchase and maintain insurance policies in accordance with the specifications set forth below.

For Workers' Compensation and Employer's Liability: HSWI shall purchase workers' compensation (including occupational disease) and employer's liability insurance providing benefits to all its employees with limits no less than:

Workers' Compensation:      Statutory
Employer's Liability:           $500,000 each accident
              $500,000 each employee (disease)
              $500,000 policy limit (disease)
For Professional Liability: HSWI shall obtain and maintain a professional liability policy in amounts not less than $1,000,000 each occurrence, $1,000,000 aggregate.

For Intellectual Property Liability: HSWI shall obtain and maintain an errors and omissions policy covering all Work Product in amounts not less than $1,000,000 (single occurrence) or $1,000,000 (in aggregate). .

For General Liability (including Products and Completed Operations): HSWI shall obtain and maintain a commercial general liability policy in amounts not less than $1,000,000 each occurrence, $1,000,000 general aggregate (other than products and completed operations), and $1,000,000 products and completed operations aggregate.

For Umbrella Liability: HSWI shall obtain and maintain an umbrella/excess liability policy scheduling at a minimum the General Liability, Employer's Liability and Auto Liability coverage parts as underlying insurance with policy limits of not less than $1,000,000 each occurrence and in the aggregate (application of aggregates should follow the primary coverage terms). Furthermore, the policy shall (a) contain a severability or separation of insureds clause in favor of additional insureds and (b) follow the terms and conditions of the primary policies.

General Requirements: HSWI shall pay all deductibles, retentions and premiums associated with the above policies. All insurance policies (a) shall be carried by an insurance company licensed in Maryland and shall carry an A.M. Best rating of A: X or better; (b) contain a waiver of subrogation clause in favor of Discovery; (c) name Discovery, its parents, subsidiaries, affiliates, directors, officers and employees as an additional insureds (excluding Workers' Compensation policies); and (d) shall have a deductible of no greater than $10,000. No policy shall be cancelled or non-renewed without first providing Discovery with 30 days' advance notice in writing. HSWI shall provide certificates of insurance evidencing full compliance with the insurance requirements contained herein upon request by Discovery.

13.           Assignment.· Upon advance written notice either Party may assign this Agreement in its entirety to a parent, subsidiary or successor in interest to the business ofthe Party, provided such assignee is able to and does fulfill the obligations of the assignor. Notwithstanding any such assignment, the assignor shall remain primarily liable to the other Party for the assignee's performance under this Agreement. This Agreement may not be otherwise assigned or transferred by either Party without the prior written consent of the other Party, which will not be unreasonably withheld.

14.           Entire Agreement. These 'terms and conditions herein, including any Statements of Work, constitute the entire agreement between the Parties with respect to the subject matter hereof; all prior agreements, representations, statements, negotiations and undertakings, whether written or oral, are superseded hereby. This agreement may be supplemented, amended or revised only by a writing that is signed by each of the parties.

15.           Governing Law/Jurisdiction and Venue. This Agreement shall be exclusively governed by and construed under the laws of the State of New York, without regard to its conflict of laws provisions and the doctrine of forum non-conveniens.

16.           Non Waiver. The failure of either party to this agreement to exercise any of its rights under this agreement at any time does not constitute a breach of this agreement and shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach,

17.           Severability. If any part of this agreement is held to be unenforceable, the rest of this agreement shall nevertheless remain in full force and effect.

18.           Survival. Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement or which must survive in order to give effect to its meaning, shall survive the expiration or termination of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

DISCOVERY:                                                                HSWI:

Discovery Communications, LLC	HSW International, Inc.

By: /s/ Kelly Day	By: /s/ Bradley T. Zimmer

Name:   Kelly Day                                                                          Name:   Bradley T. Zimmer

Title:    EVP & GM                                                                         Title:    Executive Vice President & General Counsel

Date:    May 25, 2010                                                                    Date:    June 4, 2010